                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    --------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 22, 2000

                                    ---------

                                SMTC CORPORATION
               (Exact name of Registrant as specified in charter)


          DELAWARE                     000-31051                 98-0197680
(State or other jurisdiction    (Commission File Number)     (I.R.S. employer
     of incorporation)                                       identification No.)

                                     -------

                 635 Hood Road, Markham, Ontario, Canada L3R 4N6
               (Address of Principal Executive Offices) (Zip Code)

                                 (905) 479-1810
                Registrant's Telephone number including area code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

This Form 8-K/A is being filed to amend the Form 8-K filed on December 7, 2000 by SMTC Corporation (the "Company") to include the financial statements and pro forma financial information referred to in Item 7 below relating to the acquisition by the Company (and its subsidiary, SMTC Manufacturing Corporation of Canada) of Qualtron Teoranta and Qualtron, Inc.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

         (a)  Financial Statements.

                 Auditors' report.

                 Accounting policies.

                 Consolidated profit and loss accounts for the years ended September 30, 1998, 1999 and 2000.

                 Consolidated movements on profit and loss accounts for the years ended September 30, 1999 and 2000.

                 Consolidated statement of total recognized gains and losses for the years ended September 30, 1999 and 2000.

                 Consolidated balance sheets as of September 30, 1999 and 2000.

                 Consolidated cash flow statements for the years ended September 30, 1998, 1999 and 2000.

                 Reconciliation of net cash flow to movement in net funds for the years ended September 30, 1998, 1999 and 2000.

                 Notes forming part of the financial statements.

                 Summary of significant differences between Irish and United States generally accepted accounting principles.

         (b)  Pro Forma Financial Information.

                 Pro forma consolidated financial information of SMTC Corporation for the nine months ended October 1, 2000, and the year ended December 31, 1999.

         (c)  Exhibits.

              Exhibit Number    Title
              --------------    -----

                   2.1* Stock Purchase Agreement dated November 22, 2000 by and among SMTC Corporation, SMTC Manufacturing Corporation of Canada, Qualtron Teoranta, Cillian Feiritear, Patrick Dunne, Patrick Moore and Enterprise Equity (IRL) Limited.


                   99.1*        Press release of SMTC dated November 23, 2000.

* Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on December 7, 2000.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SMTC CORPORATION



                                                /s/ Paul Walker
                                                ------------------------------
                                                Paul Walker
                                                President


Date:    February 5, 2001

Qualtron Teoranta and Subsidiaries

Consolidated financial statements
(with reconciliation to US GAAP)


Contents                                                                                     Page
Auditors' report.                                                                               1

Accounting policies.                                                                        2 - 5

Consolidated profit and loss accounts for the years ended September 30, 1998,
1999 and 2000.                                                                                  6

Consolidated movements on profit and loss accounts for the years ended September
30, 1999 and 2000.                                                                              7

Consolidated statement of total recognised gains and losses for the years ended
September 30, 1999 and 2000.                                                                    7

Consolidated balance sheets as of September 30, 1999 and 2000.                                  8

Consolidated cash flow statements for the years ended September 30, 1998,
1999 and 2000.                                                                                  9

Reconciliation of net cash flow to movement in net funds for the years ended
September 30, 1998, 1999 and 2000.                                                              9

Notes forming part of the financial statements.                                           10 - 23

Summary of significant differences between Irish and United States generally
accepted accounting principles.                                                           23 - 28

Auditors' report to the directors and stockholders of Qualtron Teoranta and Subsidiaries

We have audited the accompanying consolidated balance sheets of Qualtron Teoranta and subsidiaries at 30 September 2000 and 1999 and the related consolidated statements profit and loss accounts and statements of consolidated cash flows for the years ended 30 September 2000, 1999 and 1998, all expressed in US Dollars. The financial statements are the responsibility of the directors of Qualtron Teoranta. Our responsibility is to express an opinion on those financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Qualtron Teoranta and subsidiaries as of 30 September 2000 and 1999, results of operations and cash flows for each of the years ended 30 September 2000, 1999 and 1998 in conformity with accounting principles generally accepted in the Republic of Ireland (which differ in certain significant respects from generally accepted accounting principles in the United States of America - see pages 23 to 28) on the basis set out in the Accounting Policies on pages 2 to 5.




KPMG
Chartered Accountants
Dublin, Ireland

November 26, 2000

Qualtron Teoranta and Subsidiaries


The Group has operations in Ireland and the United States. Qualtron Teoranta, an Irish incorporated entity, is a leading provider of specialised cable and harness assemblies to the telecommunications industry and has two subsidiaries, Qualtron Inc. and Qualtron R&D Teoranta.

The Group operates in the United States through Qualtron Inc.

Qualtron R&D Teoranta holds patents over certain processes and has licensed the use of those patents to Qualtron Teoranta and Qualtron Inc.; accordingly all of the income earned by Qualtron R&D represents intercompany profits.

Accounting policies

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the financial statements of Qualtron Teoranta and Subsidiaries ("Qualtron" or the "Group").

Basis of preparation

The financial statements are prepared in accordance with Irish generally accepted accounting principles under the historical cost convention and comply with financial reporting standards of the Accounting Standards Board. Significant differences between Irish GAAP and US GAAP are described on pages 23 to 28.

Basis of consolidation

The consolidated financial statements include the results of Qualtron Teoranta and its subsidiary undertakings. All significant inter-company profits, transactions and account balances have been eliminated on consolidation.

Tangible fixed assets and depreciation

Tangible fixed assets are stated at cost less accumulated depreciation.

Provision is made for depreciation on all tangible assets, at rates calculated to write off the cost of each asset over its expected useful life on a straight line basis at the following annual rates:

         Plant and equipment        15%
         Fixtures and fittings      20%
         Computer equipment         25%
         Motor vehicles             20%

Goodwill

Purchased goodwill arising on the acquisition of a business represents the excess of the acquisition cost over the fair value of the identifiable net assets when they were acquired.

Purchased goodwill arising on acquisitions is capitalised and amortised over its estimated economic life of three years.

Qualtron Teoranta and Subsidiaries

Stock valuation

Stocks are stated at the lower of cost and net realisable value.

Cost includes all expenditure which has been incurred in the normal course of business in bringing the products to their present location and condition. In the case of finished goods and work in progress, cost is defined as the aggregate cost of raw material, direct labour and the attributable proportion of direct production overheads.

Net realisable value is the actual or estimated selling price net of trade discounts, less all further costs to completion and all costs to be incurred or likely to be incurred in the realisation of such selling price.

Government grants

Capital grants are treated as deferred income. Such income is credited to the profit and loss account over the same period and on the same basis as the related tangible assets are written off to the profit and loss account.

Revenue grants are credited to the profit and loss account in the same period as the related expenditure is incurred.

Foreign currencies

The functional currency of the parent company is Irish pounds and the functional currency of the company's US subsidiary is the US Dollar.

Transactions during the period in currencies other than the functional currency, for each of the entities, have been translated at the rate of exchange prevailing at the date of transaction or at a contracted rate. The resulting monetary assets and liabilities denominated in currencies other than the functional currency are translated at the balance sheet rate or the contracted rate and the exchange differences are dealt with in the profit and loss account.

The assets and liabilities of subsidiary undertakings are translated using year-end exchange rates and income is translated at average rates. The cumulative effect of exchange rate movements is included in shareholders' equity.

The Group's reporting currency is the US Dollar (US$). Assets and liabilities so determined are translated into the Group's reporting currency at the exchange rate at the balance sheet date. Revenues, expenses, gains and losses are translated at the average exchange rate during the period and all translation effect of exchange rate changes are included in the foreign currency reserve as a separate component of shareholders' equity.

Qualtron Teoranta and Subsidiaries

Foreign currencies (continued)

The Group enters into forward foreign currency contracts to eliminate the currency exposures that arise on sales denominated in foreign currencies immediately after those sales are transacted. Changes in fair value of instruments used as hedges are not recognised in the financial statements until the hedge position matures.

Dividends declared by Qualtron Teoranta will be declared in Irish pounds.

Leased assets

Tangible fixed assets acquired under finance leases are included in the balance sheet at their fair value and are depreciated over the shorter of the lease term and their useful lives. The corresponding liabilities are recorded as a liability and the interest element of the finance lease rentals is charged to the profit and loss account during the lease term to reflect a constant rate of interest on the remaining balance of the obligation for each accounting period.

Operating lease rentals are charged to the profit and loss account on a straight line basis over the lease term.

Pensions

Pension benefits for employees are met by payments to a defined contribution pension fund. Contributions are charged to the profit and loss account in the year in which they fall due.

Taxation

The charge for corporation tax is based on the results for the year. Deferred tax assets and liabilities are recognised for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these differences are expected to be recovered or settled.

Turnover

Turnover represents the value of goods invoiced to customers outside the Group and excludes value added tax. Revenue is recognised at the point at which title passes.

Research and development

Research and development expenditure is written off as incurred.

Qualtron Teoranta and Subsidiaries

Liquid resources

In the consolidated cash flow statement, liquid resources are represented by cash on deposit at bank requiring more than 24 hours notice of withdrawal.

Qualtron Teoranta and Subsidiaries

Consolidated profit and loss accounts
for the years ended 30 September

                                                        Note            2000                1999              1998
                                                                         US$                 US$               US$
                                                                                       (in thousands)
Turnover - continuing operations                           1          23,403              27,981            16,093
Cost of sales                                                        (18,199)            (19,636)          (10,487)
                                                                     -------             -------           -------

Gross profit                                                           5,204               8,345             5,606

Distribution costs                                                      (264)               (274)             (236)
Administrative expenses                                               (1,577)             (2,986)           (2,756)
Research and development costs                                          (247)               (368)              (97)
Other operating income                                                    99                 146               268
                                                                     -------             -------           -------

Operating profit - continuing operations                   2           3,215               4,863             2,785

Interest receivable and similar income                     5              92                 130               188
Interest payable and similar charges                       6              (5)                 (6)              (10)
Foreign exchange losses                                                  (22)               (266)                -
                                                                     -------             -------           -------

Profit on ordinary activities before taxation                          3,280               4,721             2,963
Taxation on profit on ordinary activities                  7            (281)               (418)             (308)
                                                                     -------             -------           -------

Profit on ordinary activities after taxation                           2,999               4,303             2,655
Minority interests                                        25              23                  (1)              (32)
                                                                     -------             -------           -------

Profit for the financial year                                          3,022               4,302             2,623
Dividends paid - equity                                    8            (341)               (673)                -
               - non equity                                                -                   -               (46)
Dividends proposed - equity                                8            (680)               (313)             (142)
                                                                     -------             -------           -------

Retained profit for the financial year                                 2,001               3,316             2,435
                                                                     =======             =======           =======


The accompanying notes are an integral part of these financial statements.

Qualtron Teoranta and Subsidiaries

Consolidated movements on profit and loss accounts for the years ended 30 September

                                                                        2000                1999
                                                                         US$                 US$
                                                                            (in thousands)
Profit for the financial year                                          3,022               4,302
Dividends - paid                                                        (341)               (673)
          - proposed                                                    (680)               (313)
Profit and loss account at beginning of year                           9,408               6,092
                                                                    --------            --------

Profit and loss account at end of financial year                      11,409               9,408
                                                                    ========            ========





Consolidated statements of total recognised gains and losses for the years ended 30 September
                                                                        2000                1999
                                                                         US$                 US$
                                                                              (in thousands)


Retained profit for the financial year                                 2,001               3,316
Currency translation adjustment                                       (1,968)               (762)
                                                                    --------            --------

Total recognised gains and losses for the year                            33               2,554
                                                                    ========            ========

The accompanying notes are an integral part of these financial statements.

Qualtron Teoranta and Subsidiaries

Consolidated balance sheets
At 30 September

                                                  Note               2000             1999
                                                                      US$              US$
                                                                        (in thousands)
Fixed assets
Tangible assets                                      9              1,958            2,163
Intangible fixed assets - goodwill                  10                361                -
                                                                  -------          -------

                                                                    2,319            2,163
Current assets
Stocks                                              11              3,994            3,847
Debtors                                             12              3,990            4,145
Cash at bank and in hand                                            4,484            5,408
                                                                  -------          -------

                                                                   12,468           13,400
Creditors: amounts falling due
 within one year                                    13             (4,781)          (5,530)
                                                                  -------          -------


Net current assets                                                  7,687            7,870
                                                                  -------          -------

Total assets less current liabilities                              10,006           10,033

Creditors: amounts falling due
 after more than one year                           14                (21)             (64)
Provisions for liabilities and charges -
 deferred tax                                       15                (10)               -
                                                                  -------          -------

Net assets                                                          9,975            9,969
                                                                  =======          =======
Capital and reserves
Called up share capital                             16                  -                -
Additional paid in capital                          18                508              508
Capital reserve                                     18                509              509
Profit and loss account                             18             11,409            9,408
Foreign currency reserve                            18             (2,457)            (489)
                                                                  -------          -------

Shareholders' funds - equity                                        9,969            9,936
Minority interests - equity                         25                  6               33
                                                                  -------          -------

                                                                    9,975            9,969
                                                                  =======          =======



The accompanying notes are an integral part of these financial statements.

Qualtron Teoranta and Subsidiaries

Consolidated cash flow statements
for the year ended 30 September

                                                        Note            2000                1999              1998
                                                                         US$                 US$               US$
                                                                                       (in thousands)
Cash inflow from operating activities                     21           1,982               4,652               788

Returns on investments and servicing of finance           22              87                 124               178

Taxation                                                  22            (356)               (297)             (292)

Capital expenditure and financial investment              22          (1,087)             (1,312)             (890)

Dividends paid                                            22            (618)               (812)             (171)

Management of liquid resources                            22             384               1,296            (1,826)

Financing activities                                      22             (35)                (80)             (542)
                                                                    --------           ---------         ---------

Increase/(decrease) in cash in the year                                  357               3,571            (2,755)
                                                                    ========           =========         =========

Reconciliation of net cash flow to movement in net funds
for the year ended 30 September
                                                        Note            2000                1999              1998
                                                                         US$                 US$               US$
                                                                                       (in thousands)

Increase/(decrease) in cash for the year                                 357               3,571            (2,755)

Cash outflow from decrease in debt
and lease financing                                                       35                  80                34
Cash (inflow)/ outflow from movement
 in liquid resources                                                    (384)             (1,296)            1,826
Foreign exchange difference                                             (894)               (308)               97
                                                                    --------           ---------         ---------

Movement in net funds in the year                                       (886)              2,047              (798)
Net funds at beginning of year                            23           5,307               3,366             4,164
New finance leases                                                         -                (106)                -
                                                                    --------           ---------         ---------

Net funds at end of year                                  23           4,421               5,307             3,366
                                                                    ========           =========         =========


The accompanying notes are an integral part of these financial statements.

Qualtron Teoranta and Subsidiaries

Notes
forming part of the financial statements

1       Turnover

        All turnover derives from the manufacture of telecommunications equipment and components in Ireland and the United States.


                                                                           Year ended 30 September
                                                                  2000              1999              1998
                                                                   US$               US$               US$
                                                                                (in thousands)
      By geographical area

      Republic of Ireland                                        2,325                11                16
      Rest of Europe                                             2,301             1,245               583
      United States                                             17,500            26,725            15,494
      Asia                                                       1,277                 -                 -
                                                              --------          --------          --------


                                                                23,403            27,981            16,093
                                                              ========          ========          ========


2     Statutory and other information
                                                                           Year ended 30 September
                                                                  2000              1999              1998
                                                                   US$               US$               US$
                                                                                (in thousands)

      Depreciation of tangible assets                             479                371               175
      Amortisation of goodwill                                    139                  -                 -
      Auditors' remuneration, including expenses                   26                 22                20
      Government grants amortised                                 (99)              (146)             (268)
                                                              =======           ========          ========

Qualtron Teoranta and Subsidiaries

3     Employees

      The aggregate payroll costs of these persons were as follows:

                                                                           Year ended 30 September
                                                                  2000              1999              1998
                                                                   US$               US$               US$
                                                                              (in thousands)
      Wages and salaries                                         6,487             7,447             4,319
      Social welfare costs                                         487               586               358
      Pensions cost                                                219               176               179
                                                                ------            ------            ------

                                                                 7,193             8,209             4,856
                                                                ======            ======            ======

      Excluding non-executive directors,
      the average number of persons employed
      in each financial year was                                   269               316               202
                                                                ======            ======            ======

4     Directors' remuneration

                                                                           Year ended 30 September
                                                                  2000              1999              1998
                                                                   US$               US$               US$
                                                                              (in thousands)
      Directors' remuneration
           Other remuneration                                      352             1,474               920
           Pension contributions                                   189               147               152
                                                                ------            ------            ------

                                                                   541             1,621             1,072
                                                                ======            ======            ======


5     Interest receivable and similar income

                                                                           Year ended 30 September
                                                                  2000              1999              1998
                                                                   US$               US$               US$
                                                                              (in thousands)
      Bank deposit interest                                         92               130               188
                                                                ======            ======            ======

Qualtron Teoranta and Subsidiaries

6     Interest payable and similar charges


                                                                           Year ended 30 September
                                                                  2000              1999              1998
                                                                   US$               US$               US$
                                                                              (in thousands)
      On bank loans and overdraft repayable
        within 5 years                                               4                 5                 4
      On finance leases                                              1                 1                 6
                                                                  ----              ----              ----

                                                                     5                 6                10
                                                                  ====              ====              ====

7     Taxation on profit on ordinary activities

      The taxation charge on the profit on ordinary activities as adjusted for tax purposes for the year is as follows:


                                                                           Year ended 30 September
                                                                  2000              1999              1998
                                                                   US$               US$               US$
                                                                              (in thousands)
      Corporation tax                                              642             1,150              870
      Manufacturing relief                                        (371)             (732)            (562)
                                                                 -----             -----            -----

                                                                   271               418              308
      Deferred tax (net)                                            10                 -                -
                                                                 -----             -----            -----

                                                                   281               418              308
                                                                 =====             =====            =====

        Qualtron Teoranta is entitled to claim 10% Manufacturing Relief until 31 December 2010 in accordance with Section 448 of the Irish Taxes Consolidation Acts, 1997.

Qualtron Teoranta and Subsidiaries

8     Dividends

      Dividends paid

                                                                           Year ended 30 September
                                                                  2000              1999              1998
                                                                   US$               US$               US$
                                                                                (in thousands)
      8% cumulative redeemable preference shares
        (Series 1)                                                   -                 -                39
      8% cumulative redeemable preference shares
        (Series 2)                                                   -                 -                 7
      Equity dividends paid undertaking                            341               673                 -
                                                                 -----             -----              ----

                                                                   341               673                46
                                                                 =====             =====              ====

      Dividends proposed - equity
                                                                           Year ended 30 September
                                                                  2000              1999              1998
                                                                   US$               US$               US$
                                                                                (in thousands)

      Proposed dividend                                            680               313               142
                                                                 =====             =====              ====

Qualtron Teoranta and Subsidiaries

9     Tangible assets


      Group                       Plant &         Fixtures       Computer          Motor
                                equipment       & fittings      equipment       vehicles          Total
                                      US$              US$            US$            US$            US$
                                                           (in thousands)
      Cost
      At beginning of year          1,939              322            294            282          2,837
      Additions                       432               37             97             21            587
      Exchange difference            (308)             (49)           (53)           (43)          (453)
                                ---------       ----------      ---------       --------        -------

      At end of year                2,063              310            338            260          2,971
                                =========       ==========      =========       ========        =======

      Accumulated depreciation
      At beginning of year            382              127            135             31            675
      Charge for the year             304               55             67             53            479
      Exchange difference             (79)             (25)           (28)            (9)          (141)
                                ---------       ----------      ---------       --------        -------

      At end of year                  607              157            174             75          1,013
                                =========       ==========      =========       ========        =======

      Net book value
      At 30 September 2000          1,456              153            164            185          1,958
                                =========       ==========      =========       ========        =======

      At 30 September 1999          1,557              195            159            251          2,163
                                =========       ==========      =========       ========        =======

      The net book amount of the tangible assets includes US$130,315 (1999:US$200,972; 1998:US$127,340) in respect of assets held under finance leases. The depreciation charge for the year in respect of these assets amounts to US$39,387 (1999: US$16,105; 1998: US$36,096).

Qualtron Teoranta and Subsidiaries

10    Goodwill

                                                                                            2000
                                                                                             US$
                                                                                  (in thousands)
      Cost
      At beginning of year                                                                     -
      Acquisition in year                                                                    500
                                                                                          ------

      At end of year                                                                         500
                                                                                          ------
      Amortisation
      At beginning of year                                                                     -
      Amortisation in year                                                                   139
                                                                                          ------

      At end of year                                                                         139
                                                                                          ------
      Net book value
      At 30 September 2000                                                                   361
                                                                                          ======
      At 30 September 1999                                                                     -
                                                                                          ======

      On 21 October 1999, the Group, through its wholly owned subsidiary Qualtron Inc., acquired certain assets and the customer list of Belden Equipment Company for cash. The payment of US$500,000 in respect of the customer list, in accordance with Irish GAAP, has been capitalised as goodwill and is being written off over its estimated useful life of 3 years on a straight line basis.

11    Stocks

                                                                        At 30 September
                                                                  2000                1999
                                                                   US$                 US$
                                                                       (in thousands)
      Raw materials                                              2,635               1,944
      Work in progress                                             334                 536
      Finished goods                                             1,025               1,367
                                                                ------              ------

                                                                 3,994               3,847
                                                                ======              ======

      There are no material differences between the replacement cost of stock and the balance sheet amounts.

Qualtron Teoranta and Subsidiaries

12    Debtors

                                                                     At 30 September
                                                                  2000              1999
                                                                   US$               US$
                                                                       (in thousands)
      Amounts falling due within one year

      Trade debtors                                              3,858             3,982
      Prepayments                                                   81                54
      Other debtors                                                 51               139
                                                                ------            ------

                                                                 3,990             4,175
                                                                ======            ======

13    Creditors: amounts falling due within one year

                                                                      At 30 September
                                                                  2000              1999
                                                                   US$               US$
                                                                       (in thousands)
      Bank overdraft                                                12                 -
      Obligations under finance leases (note 20)                    30                37
      Trade creditors and accruals                               3,730             4,617
      Tax and social welfare                                       390               525
      Government grants deferred (note 19)                           -                46
      Dividend proposed                                            619               305
                                                                ------            ------

                                                                 4,781             5,530
                                                                ======            ======

      Tax and social welfare included in other creditors
                                                                      At 30 September
                                                                  2000              1999
                                                                   US$               US$
                                                                      (in thousands)
      Value added tax                                               53                31
      Payroll taxes                                                 80                87
      Corporation tax                                              257               407
                                                                ------            ------

                                                                   390               525
                                                                ======            ======

Qualtron Teoranta and Subsidiaries

14    Creditors: amounts falling due after more than one year
                                                                     At 30 September
                                                                  2000              1999
                                                                   US$               US$
                                                                      (in thousands)

      Obligations under finance leases (note 20)                    21                64
                                                               =======           =======

15    Provision for liabilities and charges

      Deferred tax
                                                                  2000              1999
                                                                   US$               US$
                                                                      (in thousands)

      At beginning of year                                           -                 -
      Charged during the year (net)                                 10                 -
                                                               -------           -------
      At end of year                                                10                 -
                                                               =======           =======

16    Called up share capital
                                                                     At 30 September
                                                                  2000              1999
                                                                   US$               US$
                                                                      (in thousands)
      Equity shares
      Authorised
      900,000 ordinary shares of IR(pound)1 each                 1,145             1,145
                                                               =======           =======
      Allotted called up and fully paid
      136 ordinary shares of IR(pound)1 each                         -                 -
                                                               =======           =======
      Non equity shares
      Authorised
      300,000 cumulative redeemable preference shares
       of IR(pound)1 each (series 1)                               382               382
      100,000 cumulative redeemable preference shares
       of IR(pound)1 each (series 2)                               127               127
                                                               -------           -------
                                                                   509               509
                                                               =======           =======

Qualtron Teoranta and Subsidiaries

17    Redemption of preference shares (Series 1) and (Series 2)

      On 1 June 1998 the preference shares were redeemed at par. On the same date US$509,000 was transferred from the profit and loss account to a capital reserve.

18    Reserve movements
                                                                 Additional        Foreign
                                                      Capital       paid in       currency        Profit and
                                                      reserve       capital        reserve      loss account
                                                          US$           US$            US$               US$
                                                                           (in thousands)

      At 1 October 1998                                   509           508            273             6,092
      Profit for the year                                   -             -              -             3,316
      Currency translation difference on
        foreign exchange net investment                     -             -           (762)                -
                                                      -------    ----------       --------      ------------
      At 30 September 1999                                509           508           (489)            9,408

      Profit for the year                                   -             -              -             2,001
      Currency translation difference on
        foreign exchange net investment                     -             -         (1,968)                -
                                                      -------    ----------       --------      ------------
      At 30 September 2000                                509           508         (2,457)           11,409
                                                      =======    ==========       ========      ============

19    Government grants
                                                                      At 30 September
                                                                  2000              1999
                                                                   US$               US$
                                                                       (in thousands)

      Included as accruals and deferred income under
       creditors
        - amounts falling due within one year                        -                46
        - amounts falling due after more than one year               -                 -
                                                               -------           -------
                                                                     -                46
                                                               =======           =======

Qualtron Teoranta and Subsidiaries

20    Finance leases

      Finance lease obligations are due
      for repayment as follows:                                      At 30 September
                                                                  2000              1999
                                                                   US$               US$
                                                                      (in thousands)

      Within one year                                               30                37
      Between two and five years                                    21                64
                                                               -------           -------
                                                                    51               101
                                                               =======           =======

21    Reconciliation of operating profit to net cash inflow from operating activities

                                                                           Year ended 30 September
                                                                  2000              1999              1998
                                                                   US$               US$               US$
                                                                                (in thousands)

      Operating profit                                           3,212             4,863             2,785
      Depreciation charges                                         479               372               175
      Government grants amortised                                  (99)             (146)             (268)
      Goodwill amortised                                           139                 -                 -
      Increase in stocks                                          (892)           (1,107)             (996)
      Increase in debtors                                         (730)              (32)           (3,173)
      (Decrease)/increase in creditors                            (100)              939             2,372
      Profit on disposal of fixed assets                             -               (27)                -
      Unrealised exchange gain                                     (27)             (210)             (107)
                                                               -------           -------           -------
      Cash inflow from operating activities                      1,982             4,652               788
                                                               =======           =======           =======

Qualtron Teoranta and Subsidiaries

22    Gross cash flows                                                     Year ended 30 September
                                                                  2000              1999              1998
                                                                   US$               US$               US$
                                                                                (in thousands)
      Returns on investments and servicing of finance
      Interest received                                             92               130               188
      Interest paid                                                 (1)               (4)               (4)
      Interest element on finance lease payments                    (4)               (2)               (6)
                                                               -------           -------           -------
      Net cash inflow from returns on investments and
       servicing of finance                                         87               124               178
                                                               =======           =======           =======
      Taxation
      Corporation tax paid                                        (356)             (297)             (292)
                                                               -------           -------           -------
      Net cash outflow from the payment of taxation               (356)             (297)             (292)
                                                               =======           =======           =======
      Capital expenditure and financial investment
      Payments to acquire tangible fixed assets                   (587)           (1,312)             (890)
      Payments to acquire intangible fixed assets                 (500)                -                 -
                                                               -------           -------           -------
      Net cash outflow from investing activities
       and servicing of finance                                 (1,087)           (1,312)             (890)
                                                               =======           =======           =======
      Dividends paid
      Dividends on equity shares                                  (618)             (812)             (125)
      Dividends on non-equity shares                                 -                 -               (46)
                                                               -------           -------           -------
      Equity dividends paid                                       (618)             (812)             (171)
                                                               =======           =======           =======
      Management of liquid resources

      Cash taken off/(placed on) one month deposit                 384             1,296            (1,826)
                                                               -------           -------           -------
      Cash inflow/(outflow) from management
      of liquid resources                                          384             1,296            (1,826)
                                                               =======           =======           =======
      Financing
      Capital element of finance lease rentals                     (35)              (80)              (34)
      Preference shares redeemed                                     -                 -              (509)
      Shares issued for cash                                         -                 -                 1
                                                               -------           -------           -------
      Net cash outflow from financing                              (35)              (80)             (542)
                                                               =======           =======           =======

Qualtron Teoranta and Subsidiaries

23    Analysis of changes in net funds

                                                        At                      Exchange                At
                                              30 September           Cash           rate      30 September
                                                      1999           flow       movement              2000
                                                       US$            US$            US$               US$
                                                                        (in thousands)

      Cash at bank                                   4,934            369           (860)            4,443
      Current asset investments                        474           (384)           (49)               41
                                                   -------        -------        -------           -------
      Cash at bank and in hand                       5,408            (15)          (909)            4,484
      Bank overdraft                                     -            (12)             -               (12)
      Finance leases                                  (101)            35             15               (51)
                                                   -------                                         -------
      Total                                          5,307                                           4,421
                                                   =======                                         =======

24    Reconciliation of movement in shareholders' funds

                                                                          2000              1999
                                                                           US$               US$
                                                                              (in thousands)

      Opening shareholders' funds                                        9,936             7,382
      Total recognised gains and losses for the year                        33             2,554
                                                                       -------           -------
      Closing shareholders' funds                                        9,969             9,936
                                                                       =======           =======

Qualtron Teoranta and Subsidiaries

25    Minority interest - equity

                                                                          2000              1999
                                                                           US$               US$
                                                                              (in thousands)

      At beginning of year                                                  33                34
      Share of (loss)/profit after taxation for the year                   (23)                1
      Exchange difference                                                   (4)               (2)
                                                                       -------           -------
      At end of year                                                         6                33
                                                                       =======           =======

      The minority interest relates to the "B" to "J" ordinary shares in Qualtron R & D Teoranta, which are held by certain directors and managers of Qualtron Teoranta.

      Qualtron Teoranta holds all of the "A" ordinary shares in Qualtron R & D Teoranta, amounting to 91.7% of the issued ordinary share capital.

26    Pensions

      The Group operates defined contribution pension schemes for employees and executive directors. The assets of the schemes are held separately from those of the Group in independently administered funds. The pension cost charge represents contributions payable to the funds and amounted to US$218,764 (1999:US$176,463; 1998: US$179,122).

27    Charge over property

      The bank facilities of Qualtron Teoranta are secured by a floating debenture over the assets of the Group in the amount of US$808,012. The Group had no borrowings at 30 September 2000.

28    Related party disclosures

      The company is availing of the exemption under Financial Reporting Standard No. 8 'Related Party Disclosures' not to disclose details of transactions with companies within the Qualtron Teoranta Group.

      Dividends of US$1,021,000 (1999: US$986,000; 1998: US$Nil) were paid and proposed during the financial year from Qualtron R & D Teoranta to directors and managers employed by Qualtron Teoranta.

Qualtron Teoranta and Subsidiaries

29   Post balance sheet events

     There have been no events since the year end which require disclosure in the financial statements.


30   Foreign exchange hedge contracts

     The Group has entered into forward foreign currency contracts to eliminate the currency exposures that arise on sales denominated in foreign currencies immediately after those sales are translated. Changes in the fair value of instruments used as hedges are not recognised in the financial statements until the hedge position matures. The unrecognised loss on hedges at 30 September 2000 amounted to US$1,279,000.

31 Summary of differences between Irish and United States generally accepted accounting principles

(a)  Significant differences

     The financial statements of Qualtron are prepared in accordance with generally accepted accounting principles ("GAAP") applicable in Ireland which differ significantly in certain respects from those generally accepted in the United States (US). These significant differences are described below:

     (i)   Forward exchange contracts

           Certain outstanding foreign currency forward exchange contracts which hedge anticipated future transactions and qualify for hedge contracts treatment under Irish GAAP would not qualify as hedges under US GAAP. Such contracts would be recorded at fair value at each balance sheet date based on the forward rates of exchange ruling at that date and the corresponding unrealised gain or loss would be included in the determination of net income.

     (ii)  Executive Compensation

           Under Irish GAAP dividends paid to management and directors by a subsidiary are shown as a distribution from net income. Under US GAAP these payments are shown as executive compensation.

     (iii) Minority Interests

           The Company is entitled to all of the undistributed profits of its subsidiary Qualtron R & D Teoranta. Accordingly the minority interest presented under Irish GAAP has been eliminated.

Qualtron Teoranta and Subsidiaries

31 Summary of differences between Irish and United States generally accepted accounting principles (continued)

(b)  Net Income under US GAAP


                                                        Year ended           Year ended
                                                      30 September         30 September
                                                              2000                 1999
                                                               US$                  US$
                                                                  (in thousands)
      Net income (Irish GAAP)                                3,022                4,302

      Adjustments
      Unrealised loss on
       forward exchange contracts                           (1,192)                 (88)

      Dividend treated
       as executive compensation                              (960)                (608)

      Deferred tax asset arising on recognition of
       foreign exchange losses                                 128                    -

      Elimination of minority interest                         (23)                   1
                                                            ------               ------
      Net income as adjusted to accord
       with US GAAP                                            975                3,607
                                                            ======               ======

Qualtron Teoranta and Subsidiaries

31 Summary of differences between Irish and United States generally accepted accounting principles (continued)

(c)  Shareholders' equity under US GAAP

                                                        Year ended           Year ended
                                                      30 September         30 September
                                                              2000                 1999
                                                               US$                  US$
                                                                    (in thousands)
      Shareholders' equity as reported in the
      consolidated balance sheets (Irish GAAP)               9,969                9,936

      Adjustments
      Unrealised loss on forward exchange contracts         (1,280)                 (88)

      Deferred tax                                             128                    -

      Elimination of minority interest                           6                   33
                                                           -------              -------

      Shareholders' equity as adjusted                       8,823                9,881
                                                           =======              =======

Qualtron Teoranta and Subsidiaries

31 Summary of differences between Irish and United States generally accepted accounting principles (continued)

(d)  Cash flows

     In accordance with UK and Irish GAAP, the Group complies with Financial Reporting Standard No. 1 - "Cash flow statements" (FRS 1). Its objective and principles are similar to those set out in SFAS No. 95 "Statement of Cash Flows". The principal difference between the standards is in respect of classification. Under FRS 1, the Group presents its cash flows for (a) operating activities; (b) returns on investments and servicing of finance;
     (c) taxation; (d) capital expenditure; (e) acquisitions and disposals; and
     (f) financing activities. SFAS No. 95 requires only three categories of cash flow activity (a) operating; (b) investing; and (c) financing.

     Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 are included as operating activities under SFAS No.
     95. In addition, under FRS 1, cash and liquid resources included short term borrowings repayable on demand. SFAS No. 95 requires movements in such borrowings to be included in financing activities.

(e) Profit and loss account as restated under US GAAP in US Dollars for the year ended 30 September


                                                                 2000              1999               1998
                                                                  US$               US$                US$
                                                                              (in thousands)
      Turnover                                                 23,403            27,981             16,093
      Cost of sales                                           (18,199)          (19,636)           (10,024)
                                                             --------          --------           --------

      Gross profit                                              5,204             8,345              6,069

      Distribution costs                                         (264)             (274)              (236)
      Administrative expenses                                  (2,537)           (3,594)            (3,384)
      Research and development costs                             (247)             (368)               (97)
      Other operating income                                       99               146                268
      Foreign exchange loss                                    (1,214)             (354)              (355)
                                                             --------          --------           --------

      Operating profit                                          1,041             3,901              2,265

      Interest receivable and similar income                       92               130                188
      Interest payable and similar charges                         (5)               (6)               (10)
                                                             --------          --------           --------

      Profit on ordinary activities before taxation             1,128             4,025              2,443
      Taxation on profit on ordinary activities                  (153)             (418)              (308)
                                                             --------          --------           --------

      Profit on ordinary activities after taxation                975             3,607              2,135
                                                             ========          ========           ========

     The Irish pound profit and loss accounts for each of the years ended 30 September have been converted at the average US Dollar exchange rates for each year.

Qualtron Teoranta and Subsidiaries

31 Summary of differences between Irish and United States generally accepted accounting principles (continued)


(f)  Balance Sheet as restated under US GAAP in US Dollars
     for the year ended 30 September                               2000                    1999
                                                                    US$                     US$
                                                                         (in thousands)
      Fixed assets
      Tangible assets                                             1,958                   2,163
      Intangible assets - goodwill                                  361                       -
                                                                 ------                  ------

                                                                  2,319                   2,163
      Current assets
      Deferred tax asset                                            118                       -
      Stocks                                                      3,994                   3,847
      Debtors                                                     4,141                   4,254
      Cash at bank and in hand                                    4,492                   5,474
                                                                 ------                  ------

                                                                 12,745                  13,575
      Creditors: amounts falling due
       within one year                                           (6,220)                 (5,793)
                                                                 ------                  ------

      Net current assets                                          6,525                   7,782
                                                                 ------                  ------

      Total assets less current liabilities                       8,844                   9,945
      Creditors: amounts falling due
       after more than one year                                     (21)                    (64)
                                                                 ------                  ------

      Net assets                                                  8,823                   9,881
                                                                 ======                  ======
      Capital and reserves
      Called up share capital                                         -                       -
      Additional paid-in capital                                    508                     508
      Capital reserve                                               509                     509
      Profit and loss account                                    10,267                   9,353
      Foreign currency reserve                                   (2,461)                   (489)
                                                                 ------                  ------

      Shareholders' funds - equity                                8,823                   9,881
                                                                 ======                  ======

     The Irish pound balance sheets for each of the years ended 30 September have been converted at the closing US Dollar exchange rates for each year end.

Qualtron Teoranta and Subsidiaries

31 Summary of differences between Irish and United States generally accepted accounting principles (continued)

(g)  New Accounting Prouncements

     In 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). This is effective for the Company's financial statements beginning September 1, 2000. SFAS No. 133 requires a Company to recognise all derivative instruments as assets or liabilities in its balance sheet and measure them at fair value. The Company does not expect that the adoption of this statement will have any material effect on the Company's financial statements.

     In December 1999 the SEC issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" (SAB 101). SAB 101 provides guidance on revenue recognition and related disclosures in financial statements. The SEC issued guidance on October 12, 2000 with respect to the interpretation of SAB 101. The adoption of SAB 101 did not have any material effect on the Company's financial statements.

                      Pro Forma Consolidated Financial Information of

                      SMTC CORPORATION

                      Nine months ended October 1, 2000
                      and year ended December 31, 1999

SMTC CORPORATION
Notes to Pro Forma Consolidated Financial Information
(In thousands of U.S. dollars)

Nine months ended October 1, 2000 and year ended December 31, 1999
(Unaudited)
--------------------------------------------------------------------------------


1.   Basis of presentation:


     The unaudited pro forma consolidated financial information has been prepared in accordance with United States Generally Accepted Accounting Principles.


     The pro forma consolidated balance sheet and statement of earnings for the nine months ended October 1, 2000 give effect to the following transactions:


       (i) The initial public offering of common stock of the Company and exchangeable shares of its subsidiary with the net proceeds used to repay indebtedness.


       (ii) SMTC Corporation's acquisition of all the issued and outstanding shares of Pensar Corporation on the closing date of the initial public offering for approximately $37,019 including acquisition costs. The purchase consideration consisted of $18,000 in cash consideration and costs and 1,188,682 shares of common stock of SMTC Corporation. The valuation of the Company's shares issued as consideration was based on the Company's initial public offering price.


       (iii) SMTC Corporation's acquisition of all the issued and outstanding shares of Qualtron Teoranta for approximately $26,900 including acquisition costs. The final purchase price is subject to a working capital adjustment. The purchase consideration consists of $14,355 in cash consideration and costs and 547,114 exchangeable shares of SMTC Corporation's subsidiary, SMTC Manufacturing Corporation of Canada.


       The pro forma consolidated statement of earnings (loss) for the year ended December 31, 1999 gives effect to the initial public offering, the acquisition of Pensar Corporation and the acquisition of Qualtron Teoranta described above, as well as the following transactions:


       (i) SMTC Corporation's acquisition of all of the issued and outstanding shares of HTM Holdings, Inc. on July 31, 1999 as part of a series of transactions including the issuance of SMTC Corporation shares to the shareholders of HTM Holdings, Inc. The acquisition was treated as a reverse takeover of SMTC Corporation by HTM Holdings, Inc. and was accounted for under the purchase method. The consolidated financial statements of the combined entity are issued under the name of the legal parent, SMTC Corporation, but are considered a continuation of the financial statements of the legal subsidiary, HTM Holdings, Inc.

SMTC CORPORATION
Notes to Pro Forma Consolidated Financial Information (continued)
(In thousands of U.S. dollars)

Nine months ended October 1, 2000 and year ended December 31, 1999
(Unaudited)

--------------------------------------------------------------------------------

1.     Basis of presentation (continued):


       (ii) SMTC Corporation's acquisition of all of the issued and outstanding shares of W.F. Wood, Incorporated on September 3, 1999 for total cash consideration and costs of $19,672.


       The unaudited pro forma consolidated financial information for the nine months ended October 1, 2000 has been prepared by management of SMTC Corporation based on the unaudited consolidated financial information of SMTC Corporation (formerly HTM Holdings, Inc.) for the nine months ended October 1, 2000, the unaudited financial statements of Pensar Corporation for the period from January 1, 2000 to July 27, 2000 and the unaudited financial statements of Qualtron Teoranta for the nine months ended September 30, 2000.


       The unaudited pro forma consolidated financial information for the year ended December 31, 1999 has been prepared by management of SMTC Corporation based on the audited consolidated financial statements of SMTC Corporation (formerly HTM Holdings, Inc.) for the year ended December 31, 1999, the unaudited financial statements of SMTC Corporation (formerly The Surface Mount Technology Centre Inc.) for the period from January 1, 1999 to July 29, 1999, the audited financial statements of W.F. Wood, Incorporated for the period from January 1, 1999 to September 3, 1999, the audited financial statements of Pensar Corporation for the year ended December 31, 1999 and the audited financial statements of Qualtron Teoranta for the year ended September 30, 1999.


       The acquisitions will be accounted for by the purchase method. The total purchase consideration will be allocated to the identifiable assets acquired and liabilities assumed based on their respective fair values as at the date of acquisition, with the excess amounts allocated to goodwill, which will be amortized over a useful life of ten years. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Qualtron Teoranta acquisition. Accordingly, the preliminary allocation is expected to change upon further study and as more current information becomes available.


       Accounting policies used in the preparation of the unaudited pro forma consolidated financial information are those disclosed in the SMTC Corporation consolidated financial statements as at and for the year ended December 31, 1999. The unaudited pro forma consolidated financial information should be read in conjunction with the separate historical audited consolidated financial statements of SMTC Corporation (formerly HTM Holdings, Inc.), SMTC Corporation (formerly The Surface Mount Technology Centre Inc.), W.F. Wood, Incorporated, Pensar Corporation and Qualtron Teoranta.

SMTC CORPORATION
Notes to Pro Forma Consolidated Financial Information (continued)
(In thousands of U.S. dollars)

Nine months ended October 1, 2000 and year ended December 31, 1999
(Unaudited)

--------------------------------------------------------------------------------

1.     Basis of presentation (continued):


       The pro forma consolidated financial information is not necessarily indicative of the actual results that would have occurred had the acquisitions occurred on the dates indicated and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the acquisitions had been completed on the dates indicated, or that may be reported in the future. In preparing pro forma information, no adjustments have been made to reflect expenses expected to be incurred to finalize the integration of the acquired operations or the full impact of the operating synergies expected to result from combining the operations of SMTC Corporation and the acquired operations.


2.     Significant assumptions and adjustments:


       The unaudited pro forma consolidated balance sheet gives effect to the Qualtron Teoranta acquisition as if it had taken place on October 1, 2000.


       The unaudited pro forma consolidated statements of earnings (loss) give effect to the acquisitions and offering as if these transactions had taken place on January 1, 1999.

SMTC CORPORATION
Pro Forma Consolidated Balance Sheet
(In thousands of U.S. dollars)

October 1, 2000
(Unaudited)

-------------------------------------------------------------------------------------------------------------------
                                                      SMTC         Qualtron
                                               Corporation         Teoranta                          Pro forma
                                                October 1,    September 30,                         October 1,
                                                      2000             2000       Adjustments             2000
-------------------------------------------------------------------------------------------------------------------
Assets

Current assets:
     Cash and short-term investments        $        1,353    $       4,480     $  14,355   (a)  $
                                                                                  (14,355)  (a)          5,833
     Accounts receivable                           220,031            4,141                            224,172
     Inventories                                   214,213            3,994                            218,207
     Prepaid expenses                                6,260                -                              6,260
     Deferred income taxes                           1,047              118                              1,165
     --------------------------------------------------------------------------------------------------------------
                                                   442,904           12,733             -              455,637

Capital assets                                      45,708            1,958                             47,666
Goodwill and excess of purchase
   price over tangible book value of
   net assets acquired                              63,895              361          (361)  (a)
                                                                                   18,438   (a)         82,333
Other assets                                        10,542                -                             10,542
Deferred income taxes                                3,151                -                              3,151

-------------------------------------------------------------------------------------------------------------------
                                            $      566,200    $      15,052     $  18,077        $     599,329
===================================================================================================================
Liabilities and Shareholders' Equity
Current liabilities:
     Accounts payable                       $      126,219    $       2,164     $                $     128,383
     Accrued liabilities                           119,557            4,014                            123,571
     Current portion of long-term debt               6,250                -                              6,250
     Current portion of capital lease
       obligations                                   1,012               30                              1,042
     --------------------------------------------------------------------------------------------------------------
                                                   253,038            6,208                            259,246

Capital lease obligations                            1,459               21                              1,480
Long-term debt                                      96,227                -        14,355   (a)        110,582
Deferred income taxes                                3,119                -                              3,119

Shareholders' equity:
     Capital stock                                     277                -        12,545   (a)         12,822
     Warrants                                          367                -                                367
     Loans receivable                                  (45)               -                                (45)
     Additional paid-in capital                    216,770              508          (508)  (b)        216,770
     Retained earnings (deficit)                    (5,012)          10,776       (10,776)  (b)         (5,012)
     Currency translation account                        -           (2,461)        2,461   (b)              -
     --------------------------------------------------------------------------------------------------------------
                                                   212,357            8,823         3,722              224,902

-------------------------------------------------------------------------------------------------------------------
                                            $      566,200    $      15,052     $  18,077        $     599,329
===================================================================================================================

See accompanying notes to pro forma consolidated financial information.

SMTC CORPORATION
Notes to Pro Forma Consolidated Balance Sheet
(In thousands of U.S. dollars)

October 1, 2000
(Unaudited)

--------------------------------------------------------------------------------


Pro forma adjustments:


(a) Reflects the preliminary allocation of the purchase consideration for the acquisition of Qualtron Teoranta as follows:

       ------------------------------------------------------------------------------------------------------------
       Current assets                                                                              $    12,733
       Capital assets                                                                                    1,958
       Excess of purchase price over tangible book value of net assets acquired                         18,438
       Liabilities assumed                                                                              (6,229)

       ------------------------------------------------------------------------------------------------------------
                                                                                                   $    26,900
       ============================================================================================================

       The purchase price consists of $14,355 cash consideration and costs and $12,545 for 547,114 exchangeable shares of SMTC Corporation's subsidiary, SMTC Manufacturing Corporation of Canada.


       The cash consideration was financed through the senior credit facility.


       (b) Reflects the elimination of Qualtron Teoranta's equity accounts.

SMTC CORPORATION
Pro Forma Consolidated Statement of Earnings
(In thousands of U.S. dollars, except share quantities and per share amounts)

Nine months ended October 1, 2000
(Unaudited)

-------------------------------------------------------------------------------------------------------------------
                                                          Pensar
                                             SMTC    Corporation        Qualtron
                                      Corporation    period from        Teoranta
                                      nine months     January 1,     nine months
                                            ended        2000 to           ended
                                       October 1,       July 27,   September 30,
                                             2000           2000            2000    Adjustments      Pro forma
-------------------------------------------------------------------------------------------------------------------
Revenue                              $    522,961   $     38,355   $      17,357   $              $    578,673

Cost of sales                             478,475         32,534          13,549                       524,558
-------------------------------------------------------------------------------------------------------------------

Gross profit                               44,486          5,821           3,808                        54,115

Selling, general and
   administrative expenses                 24,279          3,200           2,007                        29,486
Amortization                                4,165              4               -       2,938  (a)
                                                                                        (295) (b)        6,812
Pensar Corporation
   shareholder bonuses                          -            203               -                           203
Foreign exchange losses                         -              -             809                           809
-------------------------------------------------------------------------------------------------------------------

Operating income                           16,042          2,414             992      (2,643)           16,805

Interest expense (income)                  10,569            232             (63)      1,767  (c)
                                                                                      (8,286) (d)        4,219
-------------------------------------------------------------------------------------------------------------------

Earnings before
   income taxes                             5,473          2,182           1,055       3,876            12,586

Income taxes                                3,492              -             120       2,976  (e)        6,588

-------------------------------------------------------------------------------------------------------------------
Earnings                             $      1,981   $      2,182   $         935   $     900      $      5,998
-------------------------------------------------------------------------------------------------------------------

Loss per common share:
     Earnings                        $      1,981
     Less Class L
       preferred entitlement               (3,150)

-------------------------------------------------------------------------------------------------------------------
Loss attributable to
   common shareholders               $     (1,169)
-------------------------------------------------------------------------------------------------------------------

Earnings (loss) per common share
     Basic                           $     (0.14)                                                 $       0.21
     Diluted                               (0.14)                                                         0.21

-------------------------------------------------------------------------------------------------------------------

Weighted average number of
  shares outstanding:
     Basic                              8,349,896                                                   28,210,793
     Diluted                            8,349,896                                                   28,893,531

-------------------------------------------------------------------------------------------------------------------


See accompanying notes to pro forma consolidated financial information.

SMTC CORPORATION

Notes to Pro Forma Consolidated Statement of Earnings
(In thousands of U.S. dollars)

Nine months ended October 1, 2000
(Unaudited)

--------------------------------------------------------------------------------


1.     Pro forma adjustments:

       The pro forma consolidated statement of earnings gives effect to the acquisitions of Pensar Corporation and Qualtron Teoranta as if each had taken place on January 1, 1999. The following reflects the allocation of the purchase consideration for the acquisitions in accordance with the purchase method of accounting:

       ============================================================================================================
                                                                                   Pensar             Qualtron
                                                                              Corporation             Teoranta
       ------------------------------------------------------------------------------------------------------------
       Current assets                                                         $    16,609          $    12,733
       Capital assets                                                               5,299                1,958
       Other long-term assets                                                         581                    -
       Goodwill and excess of purchase price over
         tangible book value of net assets acquired                                26,563               18,438
       Liabilities assumed                                                        (12,033)              (6,229)

       ------------------------------------------------------------------------------------------------------------
       Net assets acquired                                                    $    37,019          $    26,900
       ------------------------------------------------------------------------------------------------------------

       (a) Reflects the additional amortization expense of $1,555 for Pensar Corporation and $1,383 for Qualtron Teoranta related to goodwill and the excess of purchase price over tangible book value of net assets acquired. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed have not been completed for the Qualtron Teoranta acquisition. The amortization is based on an estimated useful life of 10 years.


       (b) Reflects the decrease in amortization of debt issuance costs as a result of the application of the offering proceeds to reduce indebtedness.


       (c) Reflects the additional interest expense of $873 for Pensar Corporation and $894 for Qualtron Teoranta related to the borrowings required by SMTC Corporation to complete the Pensar Corporation and Qualtron Teoranta acquisitions based on the Company's incremental borrowing rate on October 1, 2000 of LIBOR plus 250 basis points.

SMTC CORPORATION
Notes to Pro Forma Consolidated Statement of Earnings
(In thousands of U.S. dollars)

Nine months ended October 1, 2000
(Unaudited)

--------------------------------------------------------------------------------


1.     Pro forma adjustments (continued):


       (d) Reflects the decrease in interest expense in connection with the use of net proceeds from the offering to repay outstanding debt as follows:

           ========================================================================================================
           Pro forma interest expense (including acquisitions)                                     $    12,505
           Elimination of historical and pro forma interest
              resulting from the application of offering proceeds                                       (8,286)

           ========================================================================================================
           Pro forma interest expense subsequent to the offering                                   $     4,219
           --------------------------------------------------------------------------------------------------------

           The elimination of historical and pro forma interest is calculated by applying the offering proceeds, including the overallotment proceeds, net of the prepayment penalty to outstanding debt balances (including the debt related to the acquisitions) net of $5,000 to be applied to the subordinated notes issued in May 2000 and $9,925 of demand notes issued in July 2000, as if the proceeds were applied at January 1, 1999. The proceeds were applied against the entire balance outstanding on the subordinated debt, term loans, Pensar Corporation debt and a portion of the revolving credit facility.


       (e) Reflects the income tax effect of:


           . the goodwill amortization (adjustment (a)) at a 40% effective tax rate. The goodwill amortization of $1,555 in connection with the acquisition of Pensar Corporation is tax deductible. The goodwill amortization of $1,383 in connection with the Qualtron Teoranta acquisition is not tax deductible;

           .      adjustments (b), (c) and (d) at a 40% effective tax rate;
                  and

           . treating Pensar Corporation as a "C" Corporation. Prior to its acquisition by SMTC Corporation, Pensar Corporation held subchapter "S" status for federal and state income tax purposes, thereby consenting to include the Company's income in the shareholders' individual income tax returns.

SMTC CORPORATION

Notes to Pro Forma Consolidated Statement of Earnings
(In thousands of U.S. dollars)

Nine months ended October 1, 2000
(Unaudited)

--------------------------------------------------------------------------------


2.     Supplementary disclosure:

       The following table isolates the adjustments related to the acquisition of Qualtron Teoranta:

===================================================================================================================
                                                 Pro forma
                                                      SMTC
                                               Corporation
                                              for the nine
                                              months ended
                                                October 1,         Qualtron
                                                      2000         Teoranta       Adjustments
                                             excluding the      nine months    related to the
                                            acquisition of            ended    acquisition of
                                                  Qualtron    September 30,          Qualtron
                                                  Teoranta             2000          Teoranta        Pro forma
-------------------------------------------------------------------------------------------------------------------
       Revenue                               $     561,316      $    17,357        $              $    578,673

       Cost of sales                               511,009           13,549                            524,558
-------------------------------------------------------------------------------------------------------------------

       Gross profit                                 50,307            3,808                             54,115

       Selling, general and
         administrative expenses                    27,479            2,007                             29,486
       Amortization                                  5,429                -             1,383 (a)        6,812
       Pensar Corporation
         shareholder bonuses                           203                -                                203
       Foreign exchange losses                           -              809                                809
-------------------------------------------------------------------------------------------------------------------

       Operating income                             17,196              992            (1,383)          16,805

       Interest expense (income)                     3,388              (63)              894 (b)        4,219
-------------------------------------------------------------------------------------------------------------------

       Earnings  before income taxes                13,808            1,055            (2,277)          12,586

       Income taxes                                  6,826              120              (358) (c)       6,588
-------------------------------------------------------------------------------------------------------------------
       Earnings                              $       6,982      $       935        $   (1,919)    $      5,998
===================================================================================================================

       (a) Reflects the additional amortization expense for Qualtron Teoranta related to the excess of purchase price over tangible book value.

       (b) Reflects the additional interest expense for Qualtron Teoranta related to borrowings to complete the acquisition.

       (c) Reflects the income tax effect of the additional interest expense incurred at a 40% effective tax rate.

SMTC CORPORATION

 Pro Forma Consolidated Statement of Earnings (Loss)
(In thousands of U.S. dollars, except share quantities and per share amounts)

Year ended December 31, 1999
(Unaudited)

==========================================================================================================================
                                                             SMTC Corporation
                                                                (formerly The
                                                                Surface Mount          W.F. Wood,
                                                                   Technology        Incorporated              Pensar
                                          SMTC Corporation       Centre Inc.)     from January 1,         Corporation
                                                year ended    from January 1,             1999 to          year ended
                                              December 31,            1999 to        September 3,        December 31,
                                                      1999      July 29, 1999                1999                1999
--------------------------------------------------------------------------------------------------------------------------
Revenue                                        $   257,962        $   168,553          $   23,198         $    52,996

Cost of sales                                      236,331            152,330              20,072              43,859
--------------------------------------------------------------------------------------------------------------------------

Gross profit                                        21,631             16,223               3,126               9,137

Selling, general and administrative expenses        12,615             10,268               1,718               4,533
Management fees                                        717                  -                   -                   -
Amortization                                         1,990                  -                   -                   -

Former  W.F. Wood, Incorporated
   shareholders' compensation                            -                  -                 136                   -
Acquisition - related bonuses paid to
   management and employees
   of W.F. Wood, Incorporated                            -                  -               2,571                   -
Pensar Corporation shareholder bonuses                   -                  -                   -                 498
Acquisition - related professional fees                  -                  -                 403                  75
Foreign exchange losses                                  -                  -                   -                   -
--------------------------------------------------------------------------------------------------------------------------

Operating income (loss)                              6,309              5,955              (1,702)              4,031
Interest expense (income)                            7,066              2,215                  58                 267

--------------------------------------------------------------------------------------------------------------------------

Earnings (loss) before income taxes                   (757)             3,740              (1,760)              3,764

Income taxes                                           107              1,869                   -                   -

--------------------------------------------------------------------------------------------------------------------------
Earnings (loss)                                $      (864)       $     1,871          $   (1,760)        $     3,764
==========================================================================================================================

Earnings (loss) per common share:
     Earnings (loss)                           $      (864)
     Less Class L preferred entitlement             (2,185)

--------------------------------------------------------------------------------------------------------------------------
Earnings (loss) attributable to
   common shareholders                         $    (3,049)
==========================================================================================================================

Earnings (loss)  per common share              $    (1.89)
Diluted                                        $    (1.89)

==========================================================================================================================

Weighted average number of shares outstanding:
     Basic                                       1,617,356
     Diluted                                     1,617,356

==========================================================================================================================


------------------------------------------------------------------------------------------------------

                                                   Qualtron
                                                   Teoranta
                                                 year ended
                                              September 30,
                                                       1999         Adjustments           Pro forma
------------------------------------------------------------------------------------------------------

Revenue                                             $ 27,981        $                   $   530,690

Cost of sales                                         19,636                                472,228
------------------------------------------------------------------------------------------------------

Gross profit                                           8,345                                 58,462

Selling, general and administrative expenses           4,090                                 33,224
Management fees                                            -                                    717
Amortization                                               -              7,239 (a)
                                                                           (480)(b)           8,749
Former  W.F. Wood, Incorporated
   shareholders' compensation                              -                                    136
Acquisition - related bonuses paid to
   management and employees
   of W.F. Wood, Incorporated                              -                                  2,571
Pensar Corporation shareholder bonuses                     -                                    498
Acquisition - related professional fees                    -               (478)(c)               -
Foreign exchange losses                                  354                                    354
------------------------------------------------------------------------------------------------------

Operating income (loss)                                3,901             (6,281)             12,213
Interest expense (income)                               (124)             3,742 (d)
                                                                        (13,149)(e)              75
------------------------------------------------------------------------------------------------------

Earnings (loss) before income taxes                    4,025              3,126              12,138

Income taxes                                             418              2,986 (f)           5,380

------------------------------------------------------------------------------------------------------
Earnings (loss)                                     $  3,607        $       140         $     6,758
======================================================================================================

Earnings (loss) per common share:
     Earnings (loss)
     Less Class L preferred entitlement

------------------------------------------------------------------------------------------------------
Earnings (loss) attributable to
   common shareholders
======================================================================================================

Earnings (loss) per common share                                                       $       0.25
Diluted                                                                                $       0.25

======================================================================================================

Weighted average number of shares outstanding:
     Basic                                                                               26,560,793
     Diluted                                                                             27,069,599
======================================================================================================

See accompanying notes to pro forma consolidated financial information.

SMTC CORPORATION
Notes to Pro Forma Consolidated Statement of Earnings (Loss)
(In thousands of U.S. dollars)

Year ended December 31, 1999
(Unaudited)

--------------------------------------------------------------------------------

1.     Pro forma adjustments:

       The pro forma consolidated statement of earnings (loss) gives effect to the acquisitions as if they had taken place on January 1, 1999. The following reflects the allocation of the purchase consideration for the acquisitions in accordance with the purchase method of accounting as described in notes 1 and 3 to the SMTC Corporation consolidated financial statements for the year ended December 31, 1999:

       ============================================================================================================
                                     SMTC Corporation
                                       (formerly the
                                        Surface Mount
                                          Technology           W.F. Wood,              Pensar         Qualtron
                                         Centre Inc.)        Incorporated         Corporation         Teoranta
       ------------------------------------------------------------------------------------------------------------
       Current assets                  $       84,423         $     6,354         $    16,609      $    12,733
       Capital assets                          21,093               1,695               5,299            1,958
       Other long-term assets                       -                  20                 581                -
       Goodwill and excess of
         purchase price over
         tangible book value
         of net assets acquired                24,863              17,468              26,563           18,438
       Liabilities assumed                   (105,676)             (5,865)            (12,033)          (6,229)

       ------------------------------------------------------------------------------------------------------------
       Net assets acquired             $       24,703         $    19,672         $    37,019      $    26,900
       ============================================================================================================

       (a) Reflects the additional amortization expense of $5,395 for SMTC Corporation, W.F. Wood, Incorporated and Pensar Corporation and $1,844 for Qualtron Teoranta related to the allocation of the purchase price to goodwill and excess of purchase price over tangible book value of net assets acquired for the acquisitions. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Qualtron Teoranta acquisition. The amortization is based on an estimated useful life of 10 years.


       (b) Reflects the decrease in amortization of debt issuance costs as a result of the application of the offering proceeds to reduce indebtedness.


       (c) Reflects the elimination of acquisition-related professional fees incurred by W.F. Wood, Incorporated and Pensar Corporation.

SMTC CORPORATION
Notes to Pro Forma Consolidated Statement of Earnings (Loss) (continued) (In thousands of U.S. dollars, except per share amounts)

Year ended December 31, 1999
(Unaudited)

--------------------------------------------------------------------------------


1.     Pro forma adjustments (continued):


       (d) Reflects the additional interest expense of $2,522 related to the borrowings required by SMTC Corporation to complete the W.F. Wood, Incorporated and Pensar Corporation acquisitions and $1,220 of interest expense to complete the Qualtron Teoranta acquisition, based on the Company's incremental borrowing rate on December 31, 1999 of LIBOR plus 350 basis points.


       (e) Reflects the decrease in interest expense in connection with the use of net proceeds from the offering to repay outstanding debt as follows:

              =========================================================================================
              Pro forma interest expense including acquisitions                       $    13,224
              Elimination of historical and pro forma interest
              resulting from the application of offering proceeds                         (13,149)

              ----------------------------------------------------------------------------------------
              Pro forma interest expense subsequent to the offering                   $        75
              ========================================================================================

              The elimination of historical and pro forma interest is calculated by applying the assumed offering proceeds, including the overallotment proceeds, net of the prepayment penalty, to outstanding debt balances (including the debt related to the acquisitions) net of $5,000 to be applied to the subordinated notes issued in May 2000 and $9,925 of demand notes issued in July 2000 as if the proceeds were applied at January 1, 1999. The proceeds were applied against the entire balance outstanding on the subordinated debt, term loans, Pensar Corporation debt and a portion of the revolving credit facility.


       (f)    Reflects the income tax effect of:


              . the goodwill amortization (adjustment (a)) at a 40% effective tax rate. The amortization of $4,527 of goodwill in connection with the acquisitions of W.F. Wood, Incorporated and Pensar Corporation is tax deductible. The amortization of the goodwill in connection with the other acquisitions is not tax deductible;


              . adjustments (b), (c), (d) and (e) at a 40% effective tax rate; and


              . treating W.F. Wood, Incorporated and Pensar Corporation as "C" Corporations. Prior to acquisition by SMTC Corporation, W.F. Wood, Incorporated and Pensar Corporation held subchapter "S" status for federal and state income tax purposes, thereby consenting to include the Company's income in the shareholders' individual income tax returns.

SMTC CORPORATION
Notes to Pro Forma Consolidated Statement of Earnings (Loss) (continued) (In thousands of U.S. dollars, except per share amounts)

Year ended December 31, 1999
(Unaudited)

--------------------------------------------------------------------------------


2.     Supplementary disclosure:


       The following table isolates the adjustments related to the acquisition of Qualtron Teoranta:

-------------------------------------------------------------------------------------------------------------------
                                                 Pro forma
                                                      SMTC
                                               Corporation
                                                year ended
                                              December 31,
                                                      1999         Qualtron       Adjustments
                                             excluding the         Teoranta    related to the
                                            acquisition of       year ended    acquisition of
                                                  Qualtron    September 30,          Qualtron
                                                  Teoranta             1999          Teoranta        Pro forma
       ============================================================================================================

       Revenue                               $     502,709      $    27,981        $        -     $    530,690

       Cost of sales                               452,592           19,636                 -          472,228
       ------------------------------------------------------------------------------------------------------------

       Gross profit                                 50,117            8,345                 -           58,462

       Selling, general and
         administrative expenses                    29,134            4,090                 -           33,224
       Management fees                                 717                -                 -              717
       Amortization                                  6,905                -             1,844 (a)        8,749
       Former W.F. Wood, Incorporated,
         shareholders' compensation                    136                -                 -              136
       Acquisition-related bonuses
         paid to management and
         employees                                   2,571                -                 -            2,571
       Pensar Corporation
         shareholder bonuses                           498                -                 -              498
       Foreign exchange losses                           -              354                 -              354
       ------------------------------------------------------------------------------------------------------------

       Operating income                             10,156            3,901            (1,844)          12,213

       Interest expense (income)                    (1,021)            (124)            1,220 (b)           75
       ------------------------------------------------------------------------------------------------------------

       Earnings before income taxes                 11,177            4,025            (3,064)          12,138

       Income taxes                                  5,450              418              (488)(c)        5,380

       ------------------------------------------------------------------------------------------------------------
       Earnings                              $       5,727      $     3,607        $   (2,576)    $      6,758
       ============================================================================================================


       (a) Reflects the additional amortization expense for Qualtron Teoranta related to the excess of purchase price over tangible book value.


       (b) Reflects the additional interest expense for Qualtron Teoranta related to borrowings to complete the acquisition.


       (c) Reflects the income tax effect of the additional interest expense incurred at a 40% effective tax rate.